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                                                                    Exhibit 10.2

                               SECOND AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT
                                   AND WAIVER

         THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (this "Amendment"), dated as of March 25, 2002, amends and modifies a certain Loan and Security Agreement dated as of June 28, 2001 as amended by First Amendment to Loan and Security Agreement dated as of December 20, 2001 (as amended, the "Credit Agreement") by and between PEMSTAR INC. (the "Borrower") and U.S. BANK NATIONAL ASSOCIATION (the "Lender"). Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement. The Line of Credit Amount under the Credit Agreement was reduced pursuant to a letter dated as of February 13, 2002 (the "Waiver Letter").

         FOR VALUE RECEIVED, the Borrower and the Lender agree that the Credit Agreement is amended as follows.

                 ARTICLE I - AMENDMENTS TO THE CREDIT AGREEMENT

         Section 1.1 Amendments.

         (a) Section 1.1 of the Credit Agreement is amended as follows:

                  (1) The definition of "Adjusted Total Liabilities" is amended to read as follows:

                           "`Adjusted Total Liabilities' means total
                  Indebtedness of the Borrower and its Subsidiaries minus Subordinated Debt."

                  (2) The definition of "Applicable Margin" is amended to read as follows:

                           "`Applicable Margin' shall mean, for the period from
                  the date hereof until the date on which the applicable margin changes in accordance with the following provisions, 3.25% per annum for Eurodollar Advances and 1.00% per annum for Prime Rate Advances, and thereafter, for any period, the applicable percentage set forth below:

                                                      Applicable Margin
                                                   -------------------------
                                                   Prime Rate     Eurodollar
                   Fixed Charge Coverage Ratio:     Advances:      Advances:
                  -----------------------------    ----------     ----------
                       Less than or equal
                       to 1.25 to 1.00                1.00%         3.25%

                       Greater than or equal to
                       1.25 to 1.00 but less
                       than 1.50 to 1.00              0.75%         3.00%

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                       Greater than or equal to
                       1.50 to 1.00 but less
                       than 1.75 to 1.00              0.50%         2.75%

                       Greater than or equal to
                       1.75 to 1.00                   0.25%         2.50%

                  The Applicable Margin shall be determined by the Lender based upon the information set forth in the quarterly or annual consolidated financial statements of the Borrower and the Subsidiaries furnished to lender pursuant to Section 7.1(a) or
                  (c) for the period of four consecutive fiscal quarters ending on the date of such financial statements beginning with the quarter ending September 30, 2002; provided, that with respect to the fiscal quarter ending on September 30, 2002, the Applicable Margin shall be determined based on the period of two (2) consecutive fiscal quarters ending on such date and with respect to the fiscal quarter ending on December 31, 2002, the Applicable Margin shall be determined based on period of three (3) consecutive fiscal quarters ending on such date. Any change in the Applicable Margin shall affect all outstanding and future Loans and shall take effect on the first day of the month following the date of Lender's receipt of the applicable financial statement. Upon any failure of the Borrower to deliver to the Lender the financial statements within the time provided by Section 7.1(a) or (c), the Applicable Margin shall be the highest Applicable Margin set forth above and such Applicable Margin shall remain in effect until the first day following the date Lender receives the applicable financial statements requiring a lower Applicable Margin."

                  (3) The definition of "Fixed Charge Coverage Ratio" is amended to read as follows:

                           "`Fixed Charge Coverage Ratio' shall mean the ratio,
                  for each period of twelve consecutive calendar months, calculated as of the last day of such period, of:

                           (a) the remainder of (i) EBITDA for such period, minus (ii) taxes paid in cash during such period, minus (iii) dividends and other distributions in respect of stock of the Borrower paid in cash during such period, and minus (iv) Unfinanced Capital Expenditures and Business Acquisitions during such period;

                           to

                           (b) the total of (i) Interest Expense during such period, plus (ii) mandatory or scheduled principal payments of Funded Debt during such period."

                  (4) The definition of "Letter of Credit Sublimit" is amended to read as follows:


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                           "`Letter of Credit Sublimit' shall mean (a)
                  $10,000,000, minus (b) the amount of any reduction of the face amount of any Letter of Credit after March 19, 2002, and minus
                  (c) the face amount of any Letter of Credit outstanding as of March 19, 2002 which is terminated or expires by its terms or for any other reason (whether or not such Letter of Credit is drawn upon) but excluding any such Letter of Credit which the Lender, in the exercise of its sole and absolute discretion under Section 2.13 hereof, elects to renew or extend, whether by amendment of such Letter of Credit or by issuance of a replacement Letter of Credit. Any such renewal or extension may be conditioned upon, among other things, modification of the terms of such Letter of Credit to provide for the automatic, periodic reduction of the face amount thereof, and each such reduction shall constitute a reduction of the Letter of Credit Sublimit hereunder.

                  (5) A definition of "Unfinanced Capital Expenditures and Business Acquisitions" is added and shall read as follows:

                           "`Unfinanced Capital Expenditure and Business
                  Acquisitions' means the total for the relevant period of:
                  (a)(i) Capital Expenditures made during such period, plus (ii) Cash Expenditures for Business Acquisitions (as defined in the definition of `Permitted Investments') made during such period; minus (b) the sum of (i) the amount of Indebtedness incurred by the Borrower to finance Capital Expenditures and Business Acquisitions to the extent used to finance Capital Expenditures and Business Acquisitions made during such period, and (ii) net proceeds of issuance by the Borrower of equity securities, to the extent such net proceeds are available for, and actually applied to, Capital Expenditures and Business Acquisitions made during such period."

         (b) Section 3.1(a)(ii)(2)(v) of the Credit Agreement is hereby amended by deleting "$10,000,000" and inserting "5,000,000" in place thereof.

         (c) Section 8.11 of the Credit Agreement is amended in its entirety to read as follows:

                  "Section 8.11. Financial Covenants.

                           (a) Adjusted Consolidated Tangible Net Worth. At any
                  time, permit the Adjusted Consolidated Tangible Net Worth of the Borrower and the Subsidiaries to be less than the sum of
                  (i) $150,000,000, plus (ii) the principal amount of Subordinated Debt incurred by the Borrower on and after March 19, 2002.

                           (b) Leverage Ratio. As of the last day of any
                  calendar month, permit the Leverage Ratio to exceed 1.50 to 1.00 at any time.

                           (c) Fixed Charge Coverage Ratio. As of the last day
                  of any calendar month, permit the Fixed Charge Coverage Ratio for any period of twelve


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                  consecutive calendar months ending on or after March 31, 2003 to be less than 1.25 to 1.00.

                           (d) Current Ratio. As of the last day of any calendar
                  month, permit the Current Ratio to be less than 2.00 to 1.00.

                           (e) Capital Expenditure. Make Capital Expenditures
                  during any year exceeding, on a consolidated basis for the Borrower and its Subsidiaries, (i) $40,000,000 during the fiscal year ending March 31, 2002, or (ii) $18,000,000 during any other fiscal year.

                           (f) EBITDA. Permit the EBITDA of the Borrower and the
                  Subsidiaries to be less than (i) ($11,600,000) for the fiscal quarter ending March 31, 2002, (ii) ($9,200,000) for the combined fiscal quarters ending March 31, 2002 and June 30, 2002, (iii) ($1,900,000) for the combined fiscal quarters ending March 31, 2002, June 30, 2002 and September 30, 2002, and (iv) $7,300,000 for the combined fiscal quarters ending March 31, 2002, June 30, 2002, September 30, 2002 and December 31, 2002. For purposes of the foregoing, a parenthesis in such requirement indicating a negative number and `less than' meaning a larger negative number."

         1.2 Construction. All references in the Credit Agreement to "this Agreement", "herein" and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment. The Loans shall continue to be evidenced by the Note and it is acknowledged that the amount of the Note is greater than the Line of Credit Amount, as amended hereby.

                              ARTICLE II - WAIVER

         2.1 Non-Compliance. The Borrower has informed the Bank that, for the twelve-month period ending January 31, 2002, it was not in compliance with
Section 8.11(c) of the Credit Agreement ("Fixed Charge Coverage Ratio") as in effect prior to this Agreement. The Borrower has further informed the Bank that its Capital Expenditures for the fiscal year-to-date as of January 31, 2002, were approximately $36,250,000, which would exceed the $32,000,000 annual limit on Capital Expenditures in Section 8.11(e) of the Credit Agreement as in effect prior to this Amendment. The Borrower has requested that the Bank waive such non-compliance with the Credit Agreement.

         2.2 Waiver. Effective as set forth below, the Bank waives (a) the Borrower's non-compliance with Section 8.11(c) of the Credit Agreement for the twelve-month period ending January 31, 2002, and (b) the Borrower's non-compliance with Section 8.11(e) for the fiscal year ending March 31, 2002, provided, that total Capital Expenditures for the fiscal year ending March 31, 2002 shall not exceed the limitation provided in Section 8.11(e) as amended by this Amendment. Subject to such provisions and requirements, the Bank waives any Default or Event of Default arising from the Borrower's failure to comply with such Sections as expressly described above and, in the case of Section 8.11(e), subject to such further limit on Capital Expenditures.


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         2.3 No Further Waiver. Except as expressly provided herein, all provisions of the Credit Agreement remain in full force and effect and this waiver shall not apply to any other or subsequent failure to comply with such Sections or any other provision of the Credit Agreement.

                  ARTICLE III - REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Lender that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                       ARTICLE IV - CONDITIONS PRECEDENT

         This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

         4.1 Warranties. After giving effect to this Amendment, the representations and warranties in Article 6 of the Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

         4.2 Defaults. After giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

         4.3 Documents. This Amendment and the acknowledgment by the Guarantor in the form attached hereto shall have been executed and delivered by the appropriate parties.

         4.4 Fee. The Borrower shall have paid a non-refundable fee of $10,000 to the Bank.

                              ARTICLE V - GENERAL

         5.1 Expenses. The Borrower agrees to reimburse the Lender upon demand for all reasonable expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.


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         5.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

         5.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         5.4 Law. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.

         5.5 Successors; Enforceability. This Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Minneapolis, Minnesota by their respective officers thereunto duly authorized as of the date first written above.

                                    U.S. BANK NATIONAL ASSOCIATION


                                    By: /s/ Christopher J. Schaaf
                                        ---------------------------------------
                                    Title: Vice President
                                           ------------------------------------

                                    PEMSTAR INC.


                                    By: /s/ William J. Kullback
                                        ---------------------------------------
                                    Title: CFO
                                           ------------------------------------


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                           GUARANTOR'S ACKNOWLEDGEMENT

         The undersigned has guaranteed payment and performance of obligations of PEMSTAR INC. (the "Borrower") to U.S. Bank National Association (the "Lender") pursuant to the terms of a Guaranty, dated as of June 28, 2001 (the "Guaranty"), which obligations include without limitation obligations under that certain Loan and Security Agreement, dated as of June 28, 2001, between the Borrower and the Lender as amended by First Amendment to Loan and Security Agreement dated as of December 20, 2001 (as amended, the "Credit Agreement"). The undersigned acknowledges that it has received a copy of the proposed Second Amendment to the Credit Agreement, to be dated on or about March 25, 2002 (the "Amendment"). The undersigned agrees and acknowledges that the Amendment shall in no way impair or limit the right of the Lender under the Guaranty, and confirms that by the Guaranty, the undersigned continues to guaranty payment and performance of the obligations of the Borrower to the Lender, including without limitation obligations under the Credit Agreement as amended pursuant to the Amendment. The undersigned hereby confirms that the Guaranty remains in full force and effect, enforceable against the undersigned in accordance with its terms.

                                    TURTLE MOUNTAIN CORPORATION

                                    By: /s/ Al Berning
                                        ---------------------------------------
                                    Title: CEO
                                           ------------------------------------

                                                     and

                                    By: /s/
                                        ---------------------------------------
                                    Title: VP GM Pemstar Rochester
                                           ------------------------------------